UNITED STATES
SECURITITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2007

BH/RE, L.L.C.
(Exact name of registrant as specified in its charter)

Nevada	000-50689	84-1622334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3667 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 785-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2007, OpBiz, L.L.C., an indirect subsidiary of the Registrant doing business as the Planet Hollywood Resort & Casino (“OpBiz”), entered into an Amendment to Employment Agreement with Donna Lehmann, Executive Vice President and Chief Financial Officer of OpBiz and Treasurer of the Registrant, effective as of September 1, 2007.  The amended agreement extends the term of Ms. Lehmann’s employment agreement with OpBiz through September 1, 2010 and increases Ms. Lehmann’s base salary to $332,750.  OpBiz may terminate Ms. Lehmann’s employment at any time upon 15 days’ prior written notice, in which case she will be entitled to receive severance pay of one year’s salary.  Ms. Lehmann may terminate her employment at any time upon 30 days’ prior written notice.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1           Second Amendment to Employment Agreement dated September 7, 2007, by and between OpBiz, L.L.C. and Donna Lehmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BH/RE, L.L.C.

September 14, 2007	By:	/s/ Donna Lehmann
Donna Lehmann
Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement dated September 7, 2007, by and between OpBiz, L.L.C. and Donna Lehmann.